EXHIBIT 10.3

                                                Debtor: CRESTED CORP.
                                                Document defined as the "Note"

                                 PROMISSORY NOTE

$6,023,407.35                                      Issued as of the 31st day of
-------------                                    May, 1997 at Riverton, Wyoming

FOR VALUE RECEIVED, CRESTED CORP., a Colorado corporation in good standing in Wyoming (Debtor), hereby promises to pay to the order of U.S. ENERGY CORP., a Wyoming Corporation ("Creditor") (in lawful money of the United States of America, or with equal value as otherwise expressly permitted herein) at the office of Creditor located at 877 North 8th West, Riverton, Wyoming, 82501., or at such other place as Creditor or a future holder hereof (Creditor or such other holder being sometimes referenced herein as ("HOLDER")) may from time to time designate in writing, the principal sum of SIX MILLION, TWENTY THREE THOUSAND, FOUR HUNDRED SEVEN dollars and THIRTY FIVE cents ($6,023,407.35), as specified below.

This Promissory Note ("Note") has been issued pursuant to the Resolution adopted by the Boards of Directors of U.S. Energy Corp. and Crested Corp. on April 17, 1997, to transfer amounts owed by Crested Corp. to U.S. Energy Corp. which have been recorded as accounts receivable to long-term note receivables.

                      1. PAYMENTS OF PRINCIPAL AND INTEREST

1.1 INTEREST RATE AND MATURITY DATE During the term hereof, the principal amount hereof, from time to time outstanding, shall bear interest at the rate of six (6%) percent per annum on the unpaid balance and shall be paid in full on or before October 1, 1999 (the "Maturity Date").

Payment by Debtor to Creditor on the Maturity Date shall be in an amount equal to the unpaid balance on this Note.

1.2 PREPAYMENT The indebtedness hereunder may be prepaid in whole or in part any time, at the election of Debtor.


1.3 PAYMENT IN COMMON STOCK OF DEBTOR. The Debtor reserves the right to pay this Note either in cash or by issuance of its common shares to Creditor based on the closing price of Debtor's common stock on the Bulletin Board market or the average between the bid and asked price on the date payment is made.

                           2. MISCELLANEOUS PROVISIONS

2.1 ATTORNEYS' FEES Should suit be brought to enforce, interpret or collect any part of this Note, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees and other costs of enforcement and collection.

2.2 CHOICE OF LAW AND FORUM THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WYOMING, U.S.A., INCLUDING, WITHOUT LIMITATION, ANY WYOMING LAWS GOVERNING USURY OR PERMISSIBLE RATES OF INTEREST. EXCEPT AS SET FORTH BELOW, DEBTOR HEREBY AGREES THAT ANY SUIT TO ENFORCE ANY PROVISION OF, OR TO COLLECT THIS NOTE SHALL BE BROUGHT IN THE
DISTRICT COURT FOR THE COUNTY OF FREMONT-NINTH JUDICIAL DISTRICT, WYOMING, U.S.A. EACH PARTY HEREBY AGREES THAT SUCH COURT SHALL HAVE EXCLUSIVE IN PERSONAM JURISDICTION AND VENUE WITH RESPECT TO SUCH PARTY, AND EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE IN PERSONAM JURISDICTION AND VENUE OF SUCH COURT. IN ADDITION TO THE FOREGOING, CREDITOR OR A HOLDER, AT ITS SOLE OPTION, MAY COMMENCE ANY SUCH SUIT IN ANY JURISDICTION IN WHICH DEBTOR HAS ITS OFFICES OR WHERE ANY COLLATERAL SECURING THIS NOTE IS LOCATED.


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                                                                   EXHIBIT 10.3

2.3 DEBTOR'S WAIVERS Except as expressly provided to the contrary herein, Debtor (and all guarantors, endorsers and other parties now or hereafter becoming liable for the payment of this Note) hereby waive diligence, presentment, protest, demand of payment, notice of protest, dishonor and nonpayment, and waive the legal effect of Holder's failure to give all notices not expressly provided for herein. Debtor expressly agrees that, without in any way affecting the liability of Debtor hereunder, the Holder may extend the Maturity Date or the time for payment of any amount due hereunder. Debtor further waives, to the full extent permitted by law, the right to plead any and all statutes of limitation as a defense to any demand on this Note, or on any agreement now or hereafter securing this Note.

ATTEST:                                     DEBTOR:  CRESTED CORP.



    /s/ Daniel P. Svilar                    BY:       /s/ Max T. Evans
----------------------------------               ------------------------------
Secretary                                          MAX T. EVANS, President



                                 ACKNOWLEDGEMENT


STATE OF WYOMING      )
                      )ss.
COUNTY OF FREMONT     )

        On this 5TH day of June, 1997, personally appeared before me MAX T. EVANS who being by me duly sworn did say that he is the PRESIDENT of Crested Corp. and duly acknowledged that said instrument was signed on behalf of said company by authority of its bylaws or a resolution of its board of directors and said MAX T. EVANS duly acknowledged to me that said company executed the same.



My Commission Expires:  May 10, 2001                   /s/ Bryon G. Mowry
                                                   -----------------------------
                                                   Notary Public
(NOTARY SEAL)


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